                                                                   EXHIBIT 10.50

                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 17, 2000, by and between TRANSTEXAS GAS CORPORATION, a business corporation organized and operating under the laws of the State of Delaware and having its principal office at 1300 North Sam Houston Parkway East, Houston, Texas 77032 ("Company"), and JOHN R. STANLEY, an individual residing in Houston, Texas ("Executive").

                                  WITNESSETH :

     WHEREAS, Executive is currently serving as Chief Executive Officer of the Company, and the Company wishes to assure itself of the services of Executive for the period provided in this Agreement; and

     WHEREAS, Executive is willing to serve in the employ of the Company on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree as follows:

1. POSITION AND RESPONSIBILITIES.

     During the period of his employment hereunder, Executive agrees to serve as Chairman of the Board and Chief Executive Officer of the Company. Executive shall render administrative and management services to the Company such as are customarily performed by persons situated in a similar executive capacity and shall perform such other duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board of Directors of the Company (the "Board"). Executive shall have such authority as is necessary or appropriate to carry out his assigned duties, including, without limitation, the right to employ and remove officers, employees and agents of the Company and fix their compensation; provided that such compensation taken as a whole is commensurate with the compensation of similarly employed individuals within the oil and gas industry or in accordance with any reasonable guidelines that may be prescribed by the Board.

2. EMPLOYMENT PERIOD.

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this Section 2 ("Employment Period"). The Employment Period shall be for an initial term of three (3) years beginning on the date of this Agreement. Prior to the third
(3rd) anniversary of the date of this Agreement and on the next immediately succeeding anniversary date (each, an "Anniversary Date"), the Board shall review the terms of this Agreement and Executive's performance of services hereunder and may, in the absence of objection from Executive, approve a one-year extension of the Employment Agreement. For purposes of this Agreement, the term "Employment Period" shall mean the then unexpired term of this Agreement.

     (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, disability, holidays, reasonable vacation periods and reasonable leaves of absence, Executive shall devote substantially all of his business time, attention, skill and efforts to the faithful performance of his duties hereunder which shall include: (i) service as Chief Executive Officer of the Company, and, if duly elected, as a member of, and as Chairman of, the Board of the Company; (ii) performance of such duties not inconsistent with his title and office as may be assigned to him by or under the authority of the Board; and (iii) other activities and services related to the organization, operation and management of the Company.

     (c) Notwithstanding anything herein contained to the contrary: (i) Executive's employment with the Company may be terminated by Executive during the term of this Agreement, subject to the terms and conditions of this Agreement; (ii) commencing two years after the date hereof, Executive's employment with the Company may be terminated by the Company, subject to the terms and conditions of this Agreement, and (iii) nothing in this Agreement shall mandate or prohibit a continuation of Executive's employment following the expiration of the term of this Agreement upon such terms and conditions as the Board and Executive may mutually agree.

     (d) During Executive's employment, Executive shall receive the maximum indemnification protection from the Company as permitted by applicable law and shall receive the same directors' and officers' insurance coverage provided to any other director of the Company.

3. COMPENSATION AND OTHER CONDITIONS OF EMPLOYMENT.

     (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 1. The Company shall pay Executive as compensation, a salary at an annual rate of not less than Three Hundred Thousand Dollars ($300,000.00) per year or such higher rate as may be prescribed by or under the authority of the Board ("Base Salary"). The Base Salary payable under this Section 3 shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. All salary, bonuses and other compensation or benefits in cash or in kind paid to Executive hereunder shall be subject to normal withholdings and deductions imposed by any one or more of local, state, federal or foreign governments.

     (b) During the Employment Period, Executive shall be treated as an employee of the Company and shall be eligible to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's customary practices.

     (c) Executive will also be given warrants at the beginning of each year during the term of the Agreement to purchase 37,500 shares of New Common Stock at an exercise price of

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$120 per share. Such warrants shall be issued pursuant to the Warrant Agreement executed and delivered by the Company pursuant to its Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code which was confirmed on February 7, 2000, by order of the United States Bankruptcy Court for the Southern District of Texas in Case No. 99-21550-C-11 and shall not expire prior to June 30, 2002.

     (d) Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location in Harris County, Texas at which the Company shall maintain its principal executive offices, or at such other location as the Board and Executive may mutually agree upon. The Company shall provide Executive, at his principal place of employment with support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Company shall reimburse Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

4. TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN CAUSE.

     (a) Upon the occurrence of an Event of Termination as set forth in Section 4(c), on the Date of Termination, as defined in Section 7(b), the Company shall be obligated to pay, or to provide Executive, the benefits provided below and a payment equal to the sum of the payments set forth below:

         (i) payment of Executive's annual Base Salary through the Date of Termination to the extent not theretofore paid;

         (ii) the benefits, if any, to which Executive is entitled as a former employee under the Company's employee benefit plans and programs and compensation plans and programs, excluding any payments as severance in cash, securities or otherwise;

         (iii) a lump sum payment, as liquidated damages, in an amount equal to Three Million Dollars ($3,000,000.00).

Subject to the last sentence of Section 4(b), the benefits to be provided under, and the amounts payable pursuant to, this Section shall be provided and be payable without regard to proof of damages and without regard to Executive's efforts, if any, to mitigate damages. The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances; provided, however, in the event Executive fails to provide a Release (as defined below) and does not receive the amount specified in 4(a)(iii), this stipulation shall not be applicable and shall have no force and effect.

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     (b) Payments to Executive under Section 4 shall be made within thirty (30)
days of Executive's Date of Termination; provided, however, that the Company and Executive agree that the Company may condition the payments and benefits due under Section 4(a) hereof on the receipt of Executive's resignation from any and all positions which he holds as an officer with respect to the Company and any subsidiary or affiliate; provided further, however, that the Company and Executive agree that the Company may condition the payment due under Section 4(a)(iii) hereof upon receipt of a release in form and substance reasonably satisfactory to the Board releasing its officers, directors, affiliates, stockholders and debt holders and any officers, directors or affiliates of such stockholders and debt holders from all liabilities and obligations to Executive hereunder or otherwise in connection with the employment of Executive (a "Release"). If Executive elects not to accept the payment provided for in
Section 4(a)(iii) hereof, Executive shall not be obligated to deliver a Release and shall be entitled to pursue any remedies that may be available to him at law or in equity as a result of the termination of his employment by the Company and the Company shall have no further obligation to pay any amounts pursuant to
Section 4(a)(iii).

     (c) An "Event of Termination" shall mean the termination of Executive's employment for any reason other than Cause, voluntary resignation, disability or death; provided, however, the Company shall not have the right to terminate Executive's employment for any reason other than Cause during the first two years of the term of this Agreement.

5. TERMINATION OF EMPLOYMENT FOR CAUSE.

     (a) The terms "Termination for Cause" or "Cause" shall mean the termination of Executive's employment with the Company as a result of Executive's personal dishonesty, willful misconduct, willful or gross neglect which has a material adverse effect on the Company, fraud, misappropriation, embezzlement in the performance of his duties hereunder, any breach of fiduciary duty involving personal profit (unless the amount of such profit is de minimus), knowing failure to perform material stated duties, conviction of a crime with respect to the Company or any material breach of this Agreement which Executive has failed to cure within fifteen (15) days following the receipt of written notice from the Company specifying such breach (each, a "Non-economic Termination"); provided, however, the Company shall also be permitted to terminate Executive's employment for "Cause" in the event that any of the following events occur: (i) the Company defaults in the payment of interest or principal of any two payments due on the New Senior Secured Notes(1) in accordance with the Indenture for such Notes; (ii) the Company fails to pay dividends on any of its Capital Stock on a dividend payment date in accordance with the Company's Certificate of Incorporation on any two occasions; (iii) the Company fails to redeem the New Senior Preferred Stock(2) when obligated to do so in accordance with the Company's Certificate of Incorporation; (iv) the Company files for bankruptcy under the Federal Bankruptcy Code; or (v) the Board of


------------------

(1) For purposes of this Agreement, the term "New Senior Secured Notes" shall have the meaning ascribed to it in Section 2.79 of the First Amended Plan of Reorganization under Chapter 11 of the Bankruptcy Code Proposed by TransTexas Gas Corporation dated July 22, 1999 (the "Plan of Reorganization").

(2) For purposes of this Agreement, the term "New Senior Preferred Stock" shall have the meaning ascribed to it in Section 2.77 of the Plan of Reorganization.

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Directors shall determine that Executive is unable to carry out his duties under this Agreement because of a disabling illness or injury including chronic alcoholism or substance abuse. Any act, or failure to act, taken or omitted in accordance with express instructions given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Except as provided in Section 5(b) below, Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause.

     (b) In the event of Executive's Termination For Cause, the Company shall be obligated to pay, or to provide, Executive, the benefits provided below and a payment equal to the sum of the payments set forth below:

         (i) payment of Executive's annual Base Salary through the Date of Termination to the extent not theretofore paid;

         (ii) the benefits, if any, to which Executive is entitled as a former employee under the Company's employee benefit plans and programs and compensation plans and programs, excluding any payments as severance in cash, securities or otherwise;

         (iii) a lump sum payment, as liquidated damages, in an amount equal to One Million, Five Hundred Thousand Dollars ($1,500,000.00);

provided, however, in no event shall the Company be obligated to pay to Executive the payment described in Section 5(b)(iii) above if the Company's termination of Executive's employment was due, in whole or in part, to a Non-economic Termination. Subject to the last sentence of Section 5(c), the benefits to be provided under, and the amounts, if any, payable pursuant to, this Section 5 shall be provided and be payable without regard to proof of damages and without regard to Executive's efforts, if any, to mitigate damages. The Company and Executive hereby stipulate that the damages which may be incurred by Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that such liquidated damages constitute reasonable damages under the circumstances; provided, however, in the event Executive fails to provide a Release and does not receive the amount specified in 5(b)(iii), this stipulation shall not be applicable and shall have no force and effect.

     (c) Payments to Executive under Section 5 shall be made within thirty (30) days of Executive's Date of Termination; provided, however, that the Company may condition the payments and benefits due under Section 5(b) upon the receipt of executive's resignation from any and all positions which he holds as an officer, and, if the Termination for Cause was, in whole or in part, a Non-economic Termination, as a director or committee member, with respect to the Company

                                      -5-

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and any subsidiary or affiliate provided further, however, that the Company and
Executive agree that the Company may condition the payments and benefits due under Section 5(b)(iii) hereof upon receipt of a Release. If Executive elects not to accept the payment provided for in Section 5(b)(iii) hereof, Executive shall not be obligated to deliver a Release and shall be entitled to pursue any remedies that may be available to him at law or in equity as a result of the termination of his employment by the Company and the Company shall have no further obligation to pay any amounts pursuant to Section 5(b)(iii).

     (d) Effective immediately upon the termination of Executive for Cause, Executive shall automatically cease to be an officer of the Company and any subsidiary or affiliate. Effective immediately upon the Non-economic Termination of Executive, Executive shall automatically cease to be a director or committee member of the Company and any subsidiary or affiliate.

6. TERMINATION WITHOUT ADDITIONAL COMPANY LIABILITY.

     In the event that Executive's employment with the Company shall terminate during the Employment Period on account of:

     (a) Executive's death; or

     (b) Executive's voluntary resignation from employment with the Company;

then the Company shall have no further liability under this Agreement, other than the payment to Executive (or, in the event of his death, to his estate) of his earned but unpaid salary as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company, excluding any payments as severance in cash, securities or otherwise.

7. NOTICE.

     (a) Any purported termination by the Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. For purposes of this Agreement, a "Notice of Termination" shall comply with any requirements of Sections 4, 5 and 6 hereof.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall be immediate).

     (c) Subject to Sections 4, 5, 6 and 8, the Company may terminate Executive's employment at any time.

     (d) Any communication to a party required or permitted under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party, as follows. If to Executive, John R. Stanley, 1300 North Sam Houston Parkway East, Houston, Texas 77032; with a copy to: John C. Nabors, Gardere & Wynne, L.L.P., 3000 Thanksgiving Tower, Dallas, Texas 75201; and if to the Company, 1300 North Sam Houston Parkway East, Houston, Texas 77032; Attention: Ed Donahue, Vice President; with a copy to General Counsel, TransTexas Gas Company, 1300 North Sam Houston Parkway East, Houston, Texas 77032.

8. LIMITATIONS ON TERMINATION. Notwithstanding the provisions of Sections 4 and 5, the Company shall not terminate Executive without Cause prior to the second anniversary of this Agreement. This Section 8 in no way limits the provisions of
Section 6 herein.

9. POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b) of this Section 9 during the term of this Agreement and for one full year after the expiration or termination hereof.

     (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided that the Company shall be required to reimburse Executive for the reasonable value of his time in connection therewith and for any out-of-pocket costs attributable thereto.

10. SOURCE OF PAYMENTS.

     All payments provided in this Agreement shall be timely paid in cash or check by the Company.

11. EFFECT ON PRIOR AGREEMENTS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and Executive.

12. NO ATTACHMENT.

     Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

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


13. MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14. SUCCESSOR AND ASSIGNS.

     This Agreement will inure to the benefit of and be binding upon Executive, his legal representatives and testate or intestate distributees, and the Company, its successors and assigns, including any successor by purchase, merger, consolidation or otherwise or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Any such successor of the Company shall be deemed to have assumed this Agreement and to have become obligated hereunder to the same extent as the Company and Executive's obligations hereunder shall continue in favor of such successor.

15. SEVERABILITY.

     If for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16. HEADINGS FOR REFERENCE ONLY.

     The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. Any reference in this Agreement to a Section or Subsection shall refer to a Section or Subsection of this Agreement, except as otherwise specified.

17. GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO CONFLICTS OF LAW PRINCIPLES.

18. COVENANT NOT TO COMPETE.

     (a) Executive acknowledges that he, at the expense of the Company, has been and will be specially trained in the business of the Company, has established and will continue to

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


establish favorable relations with the customers, clients and accounts of the Company and will have access to trade secrets of the Company. Therefore, in consideration of such training and relations and to further protect trade secrets, directly or indirectly, of the Company, Executive agrees that during the term of his employment by the Company and for one (1) year thereafter, he will not, directly or indirectly, without the express written consent of the
Company:

         (i) own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist in, any business located in or doing business in the United States of America or Canada in any area within 300 miles of any facility of the Company during the term of Executive's employment by the Company which is engaged, directly or indirectly, in (A) oil, petroleum or gas exploration, development, production or transportation or (B) any other business in which the Company is engaged or proposes to engage on the Date of Termination (the businesses described in clauses (i)(A) and (B) are collectively referred to as the "Competitive Businesses"); provided, however, that notwithstanding the above, Executive may own, directly or indirectly, solely as an investment, the securities of any such Competitive Businesses which are traded on any national securities exchange or NASDAQ if Executive: (x) is not a controlling person of, or a member of a group which controls, such Business and (y) does not, directly or indirectly, own 5% or more of any class of securities of such Business;

         (ii) solicit clients, customers (who are or were customers of the Company within the twelve (12) months prior to termination) or accounts of the Company for, on behalf of or otherwise related to any such Competitive Businesses or any products related thereto;

         (iii) solicit, employ or in any manner influence or encourage any person who is or shall be in the employ or service of the Company to leave such employ or service for any other employment opportunity.

     (b) Notwithstanding anything contained in Section 18(a), Executive may participate in the acquisition of oil or gas prospects or drilling of oil or gas wells (each a "Prospect") outside the Company's Area of Interest (as defined below). In addition, notwithstanding anything contained in Section 18(a), Executive may participate in any Prospect inside the Company's Area of Interest; provided that the Company shall have a Right of First Refusal (as defined below) at any time during the period commencing on the date of this Agreement and ending on the date that is one calendar year after the date this Agreement is terminated for any reason. Further, notwithstanding anything contained in
Section 18(a), Executive may, with respect to oil or gas wells acquired or drilled by him (or by an entity in which he participates) as permitted by this
Section 18(b) and with respect to production therefrom, solicit clients, customers or accounts of the Company. For the purposes of this paragraph the "Company's Area of Interest" shall mean the area within (i) a five-mile radius of each existing producing well of the Company at the time Executive elects to participate in a Prospect or (ii) any reservoir within which the Company has an existing well or has identified a prospect at the time the Executive elects to participate in a Prospect. At any time Executive elects to participate in a Prospect, Executive shall so notify the Company in writing and provide the Company a copy of all geological and economic data and information available to Executive concerning the Prospect. If such Prospect is subject to a Right of First Refusal, the Company shall have 45 days following receipt of such information from Executive to make an election (a "Right of First Refusal"). The Company may choose to take all or any part of the interest available to

Executive in the Prospect. However, if the Company elects not to participate or elects to take less than all of the interest available to Executive, then Executive may participate in the Prospect and the Area of Interest that is specified for that Prospect to the extent that the Company has elected to not participate therein.

     (c) Notwithstanding the foregoing, the terms of this covenant not to compete shall be enforceable against Executive only to the extent that during Executive's employment, the Company continues to pay Executive compensation equal to the Base Salary set forth in Section 3 of this Agreement and to provide Executive the other benefits provided for in this Agreement and after termination of Executive's employment, the Company continues to pay Executive any and all payments and benefits required under Sections 4 or 5 of this Agreement, as applicable. Furthermore, if any court determines that the covenant not to compete, or any part thereof, is unenforceable because of the duration of such provision or the geographic area or scope covered thereby, then such court shall have the power to reduce the duration, area or scope of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

19. CONFIDENTIAL INFORMATION.

     Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by Executive during Executive's employment by the Company or any subsidiary or affiliate and which shall not be or become public knowledge (other than by acts by Executive or representatives of Executive in violation of this Agreement) and shall not use or disclose the same other than as required in the performance of his duties under this Agreement. After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it and shall not use or disclose the same other than as required in the performance of his duties under this Agreement. For purposes of this Agreement, secret and confidential information, knowledge or data relating to the Company or any of its subsidiaries or affiliates, and their respective business, shall not include any information that is public, publicly available or available through trade association sources (other than by acts by Executive or representatives of Executive in violation of this Agreement).

20. REMEDIES

     Notwithstanding any other provision of this Agreement to the contrary, Executive acknowledges and agrees (i) that in the event of a violation or threatened violation of any of the provisions of Sections 18 and 19, the Company shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunction or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages or posting any bond or other security, and without prejudice to any other remedies that may be available at law or in equity and (ii) that in the event of a violation or the filing of litigation seeking to declare unenforceable the provisions of Sections 18 or 19, Executive shall repay to the Company any liquidated damages paid to him under Sections 4(a)(iii) or 5(b)(iii), as applicable.

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


     IN WITNESS WHEREOF, TransTexas Gas Corporation has caused this Employment Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer, and Executive has signed this Employment Agreement, on the ____ day of March, 2000.

ATTEST:                                TRANSTEXAS GAS CORPORATION

                                       By:
                                          --------------------------------------
Name:                                     Ed Donahue
     ------------------------------       Vice President
Title:
      -----------------------------
      [Seal]
WITNESS:
        ---------------------------    -----------------------------------------
                                                  JOHN R. STANLEY

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


STATE OF TEXAS                )
                              )
COUNTY OF DALLAS              )

     On this ____ day of March, 2000, before me personally came Ed Donahue, to me known, who, being by me duly sworn, did depose and say that he is Vice President of TRANSTEXAS GAS CORPORATION, the Delaware corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

                                       -----------------------------------------

                                       Name:
                                            ------------------------------------
                                                      Notary Public

STATE OF TEXAS                )
                              )
COUNTY OF HARRIS              )


     On this ____ day of March, 2000, before me personally came JOHN R. STANLEY to me known, and known to me to be the individual described in the foregoing instrument, who, being by me duly sworn, did depose and say that he resides at the address set forth in said instrument, and that he signed his name to the foregoing instrument.


                                       Name:
                                            ------------------------------------
                                                      Notary Public

                                       12